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                                                                   EXHIBIT 10.29


                      EMPLOYMENT AND NON-COMPETE AGREEMENT

         THIS EMPLOYMENT AND NONCOMPETE AGREEMENT (the "Agreement") is entered into this ____ day of __________, 1999, by and between TEXAS EASTERN PRODUCTS PIPELINE COMPANY, ("TEPPCO") a Delaware corporation with its principal executive offices in Houston, Texas and _________________ ("Executive").

         WHEREAS, TEPPCO desires to employ Executive to serve as the _______________ of TEPPCO Crude Oil, LLC ("TCO"), a subsidiary of TEPPCO Partners, L.P., ("Partnership") of which TEPPCO is the sole general partner, and Executive desires to accept that position and serve in such capacity; and,

         WHEREAS, the parties desire that this Agreement set forth the terms and conditions of Executive's employment by TEPPCO and that it represents the entire agreement of the parties with respect to that subject;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Employment. TEPPCO hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.

         2. Position and Duties.

                  (a) Duties. Executive is employed by TEPPCO to serve as the ______________________ of TCO.
                           As __________________ of TCO, Executive shall perform such duties as the _______________________ of



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                           TEPPCO ("CEO") may prescribe. Executive shall report
                           directly to the CEO.

                  (b) Engaging in Other Employment. While employed by TEPPCO, Executive shall devote full time and attention to TCO and shall not be employed by any other person or entity. Executive may reasonably participate as a member in community, civic or similar organizations and may pursue personal investments that do not interfere with the normal business activities of Partnership or TCO.

                  (c) Loyal and Conscientious Performance. Executive shall act at all times in compliance with the policies, rules and decisions adopted from time-to-time by TEPPCO and/or TCO and perform all duties and obligations required of him by this Agreement in a loyal and conscientious manner.

         3. Term of Employment. The term of employment pursuant to this Agreement shall commence as of January 1, 1999 and shall continue until terminated as hereinafter provided.

         4. Base Compensation. Executive's base annual salary is $_________. This base compensation will be payable in equal installments as specified by the policies of TEPPCO and subject to applicable state and federal income tax and social security tax withholding requirements. Executive's base annual salary may be increased by the Compensation Committee of the Board of Directors of TEPPCO, who shall review Executive's salary and total compensation periodically.

         5. Bonus. Executive shall be eligible to participate in the annual bonus program for employees of TEPPCO primarily engaged in performing services for TCO. Such bonus shall be



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determined under the terms of the Crude Oil Bonus Plan ("COBP") which shall be approved by the Compensation Committee of TEPPCO's Board of Directors each year.

         6. Phantom Unit Grants. TEPPCO shall grant Executive _______ phantom units which units shall vest in equal shares of _______ units each over a period of four (4) years on such terms and conditions as set forth in the specific grant award agreement between the parties. Rights to any unvested units upon termination of Executive's employment with TEPPCO shall be exclusively determined pursuant to the specific grant award agreement.

         7. Employee Benefits. Executive shall participate in all benefit plans that are available to officers of TEPPCO who are primarily engaged in performing services for TCO. The availability and terms of such employee benefits are set by the Compensation Committee of the Board of Directors of TEPPCO and are subject to change from time-to-time. There is no assurance that the employee benefits will not be changed or eliminated. For purposes of determining Executive's vacation benefits, Executive shall be credited with all continuous service with any Duke Energy Corporation subsidiary or affiliate. Executive shall also be eligible to participate in the Duke Energy Executive Cash Balance and Executive Savings Plans if such plans are made available to the officers of TEPPCO.

         8. Noncompetition by Executive.

                  (a) Executive agrees that during his employment by TEPPCO and for a period of one (1) year after his termination of employment for any reason without TEPPCO's prior written consent he will not, directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, (i) become engaged or involved in any business (other than as a less than 5% equity owner of any corporation



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                           traded on any national, international or regional
                           stock exchange or over-the-counter market), that competes with TCO or any person or entity that controls, is controlled by or is under common control with TCO (collectively, the "Company Affiliates") in the mid-stream business of transportation, distribution, gathering, or sale of crude oil and/or natural gas liquids; or (ii) induce or attempt to induce any customer, supplier, or employee of TEPPCO, TCO or any Company Affiliates to reduce, terminate, restrict, or otherwise alter its business relationship with TEPPCO, TCO or any Company Affiliates. If any provision or part of this Section 8 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree to modify such provision, or that the court making such determination shall have the power to modify such provision, to reduce the duration or area of such provision or both, or to delete specific words or phrases herefrom ("blue-penciling"), and in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced. If Executive violates any of the restrictive covenants set forth in this Section 8, then the time limitation otherwise applicable shall be extended for a period of time equal to the period of time during which such breach or breaches occurred. The Parties intend the above restrictions on competition to be completely severable and independent, and any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any one or more of the other restrictions. Notwithstanding the above, this



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                           restrictive covenant is not intended to restrict the
                           ability of Executive to compete with any TEPPCO or Partnership subsidiary or affiliate with which he had no connection or involvement during his employment by TEPPCO.

                  (b) The provisions of Section 8(a) shall be limited in scope and effective only within the States of Oklahoma, Colorado, Texas and Louisiana. The parties intend these geographic areas to be completely severable and independent, and any invalidity or unenforceability of this Agreement with respect to any one area shall not render this Agreement unenforceable as applied to any one or more of the other areas.

                  (c) Executive acknowledges that TEPPCO may have no adequate means to protect its rights under this
                           Section 8 other than by securing an injunction (a court order prohibiting Executive from violating this Agreement). Executive agrees that TEPPCO may enforce this Agreement by obtaining a preliminary injunction and any other appropriate equitable relief in any court of competent jurisdiction. Executive acknowledges that the recovery of damages will not be an adequate means to redress a breach of this Agreement, but nothing in this Section 8 shall prohibit TEPPCO from pursuing any remedies in addition to injunctive relief, including recovery of damages.

                  (d) Executive acknowledges and agrees that TEPPCO would not agree to hire Executive without the covenants made by Executive in this Section 8, and that the compensation and benefits provided in this Agreement constitute



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                           adequate and sufficient consideration for the
                           covenants made by Executive in this Section 8 and in the remainder of this Agreement.

                  (e) Except as otherwise expressly provided herein, Executive's obligations under this Section 8 shall survive any termination of his employment.

         9. Confidentiality. Executive shall not, at any time, use (other than in the ordinary course of fulfilling his duties as an employee of TEPPCO), divulge or otherwise disclose, either directly or indirectly, any confidential or proprietary information (including without limitation any customer or prospect list, supplier list, acquisition or merger targets, business plans or strategies, data, records, or financial information) concerning the business, policies or operations of TEPPCO, Partnership, TCO or Company Affiliates, which Executive may have learned on or prior to the date hereof or during the term of Executive's employment by TEPPCO (as employee, consultant, shareholder, officer, controlling person, agent or otherwise) and which information is not generally known to the public. Executive's obligations under this Section 9 shall survive any termination of his employment.

         10. Termination.

                  (a) Notwithstanding anything to the contrary contained herein, Executive may terminate his employment at any time by resigning, and Executive's employment may be terminated by TEPPCO as follows:

                           (i)      due to the death of Executive;

                           (ii) due to a disability which prevents Executive from performing the essential functions of his full duties for a period of ninety (90) consecutive business days;



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                           (iii)    for cause, which shall mean (w) the willful
                                    and continued failure by Executive to
                                    substantially perform his duties with
                                    TEPPCO, TCO or Company Affiliates (other than any such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to him by the CEO which specifically identifies the manner in which the CEO believes the Executive has not substantially performed his duties, (x) the willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the property or business of TEPPCO, Partnership, TCO or any Company Affiliates, (y) willful material violation of the provisions of Section 8 and 9 hereof, or (z) fraud, misappropriation or commission of a felony. For purposes of this subsection, no act or failure to act on the Executive's part will be considered "willful" unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the TEPPCO, Partnership, TCO or Company Affiliates or not opposed to the interests of TEPPCO, Partnership, TCO or Company Affiliates; or

                           (iv) for any reason other than death, disability or for cause.

                  (b) In the event of Executive's resignation of employment or TEPPCO's termination of Executive's employment pursuant to subsections 10(a)(i), (ii) or (iii) above, Executive shall be entitled only to his base salary earned through the date of termination. Executive's rights to any bonus shall be



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                           forfeited, but the termination shall not affect any
                           rights of Executive that have become vested under any employee benefit plan or arrangement. In the event that TEPPCO terminates Executive pursuant to subsection 10(a)(iv) above, Executive shall be entitled to his base salary earned through the date of termination plus a severance payment calculated in accordance with the provisions of Section 11(a) hereof.

                  (c) This Agreement does not create any obligation on the part of TEPPCO or Executive for continued employment for a fixed period of time and in that regard, Executive shall be an employee-at-will whose employment can be terminated at any time for any reason by TEPPCO or Executive. If TEPPCO decides to terminate Executive, TEPPCO will cooperate with Executive in determining when and how to announce such termination. Executive shall not receive any compensation for any period of time post-termination, except for the severance payment calculated in accordance with the provisions of Section 11(a) hereof.

         11. Severance Payment.

                  (a) In the event that within twelve (12) months after a change of control occurs as set forth in subsection 11(b), Executive's employment shall be involuntarily terminated or Executive shall have a reduction in responsibility, he shall be entitled to a lump sum severance payment equal to two (2) times his base annual salary plus two (2) times bonus. For the purposes of this Section 11(a), bonus is calculated as 45% of Executive's base salary.



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                  (b)      For the purposes of this Section 11, a "change in
                           control" shall be deemed to have occurred if:

                           (i) any person becomes the beneficial owner, directly or indirectly, of securities of Partnership representing 66 2/3% or more of the Partnership's then outstanding units of limited partnership interests (the "Units"); or

                           (ii) any person becomes the beneficial owner, directly or indirectly, of 50% or more of the Units and TEPPCO delivers notice of withdrawal or is otherwise removed as the general partner of the Partnership; or

                           (iii) the merger or consolidation of Partnership with one or more corporations, business trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, pursuant to a written agreement of merger or consolidation in accordance with Article 16 of the Second Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P., dated November 30, 1998, as may from time-to-time be amended and TEPPCO delivers notice of withdrawal or is otherwise removed as the general partner of the Partnership; or

                           (iv) any person is or becomes the beneficial owner, directly or indirectly, of securities of TEPPCO representing more than 50% of



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                                    the combined voting power of TEPPCO's then
                                    outstanding voting securities; or

                           (v) all or substantially all of the assets and business of TEPPCO, Partnership, TCO or TCTM, L.P. ("Operating Partnership") are sold, transferred or assigned to, or otherwise acquired by, any other person or persons; or

                           (vi) any person is or becomes the beneficial owner, directly or indirectly, of the membership interest in TCO.

                           (vii) the dissolution or liquidation of TCO, Partnership, Operating Partnership, or TEPPCO; or

                           (viii) adoption by the Board of Directors of TEPPCO of a resolution to the effect that any person has acquired effective control of the business and affairs of TEPPCO, Partnership, Operating Partnership or TCO.

                  (c) The term "beneficial owner" shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended and in the regulations promulgated thereunder. The term "person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity, provided that the term "person" shall not include (i) Duke Energy Corporation ("Duke"), (ii) any affiliate of Duke, or (iii) any employee benefit plan maintained by Duke or any affiliate of Duke. The term "affiliate" means when used with respect to a specified person or entity, any other person or entity directly



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                           or indirectly controlled by, controlling, or under
                           direct or indirect common control with the specified person or entity. The term "control" or "controlled" when used with respect to any specified person or entity means the power to direct the management and policies of the person or entity whether through the ownership of voting securities, membership interest or by contract.

         12. Notice. Any notice to be given hereunder by either party to the other party may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

                  If to TEPPCO, TCO or any Company Affiliate:

                  Mr. William L. Thacker
                  President & CEO
                  Texas Eastern Products Pipeline Company
                  2929 Allen Parkway
                  Houston, Texas  77019

                  If to Executive:


                  --------------------------

                  --------------------------

                  --------------------------

         13. Waiver of Breach. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

         14. Severability. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.



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         15. Entire Agreement. Except as otherwise provided herein, this
Agreement contains the entire understanding of the parties as to the employment of Executive, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         16. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of __________, without reference to conflicts of law principles thereof.

         17. Dispute Resolution. In the event any dispute arises concerning the provisions of this Agreement or Executive's employment with TEPPCO, the parties agree that such dispute shall be resolved in accordance with the Employment Dispute Resolution procedures of the American Arbitration Association and that any arbitration pursuant to such procedures shall be held in _________________,
___________.

         18. Consent to Jurisdiction. Employee hereby consents to the nonexclusive jurisdiction of any state court within ______________, _________ or any federal court located within the same city for any proceeding instituted hereunder or arising out of or in connection with this Agreement.

         19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Agreement nor any rights hereunder shall be assignable by Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


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TEXAS EASTERN PRODUCTS PIPELINE COMPANY

By:
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   President and Chief Executive Officer

EXECUTIVE


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